As filed with the Securities and Exchange Commission on March 12, 2007

Registration No. 333-128770

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BHP Billiton Finance (USA) Limited	BHP Billiton Plc	BHP Billiton Limited
(ABN 49 057 525 505) (Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(ABN 49 004 028 077) (Exact name of Registrant as specified in its charter)

Victoria Australia	England and Wales	Victoria Australia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

180 Lonsdale Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9609-3333	Neathouse Place Victoria, London SW1V 1BH United Kingdom Tel. No.: 011-44-20-7802-4000	180 Lonsdale Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9609-3333
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Earl K. Moore

1360 Post Oak Boulevard

Suite 150

Houston, Texas 77056

(713) 961-8414

(Name, address and telephone number of agent for service)

Copy to:

Christopher J. Kell Esq.

Skadden, Arps, Slate, Meagher & Flom

Level 13, 131 Macquarie Street

Sydney, New South Wales 2000, Australia

Tel. No.: 011-61-2-9253-6000

Approximate date of commencement of proposed sale to the public: Not applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On October 10, 2005, BHP Billiton Finance (USA) Limited, BHP Billiton Limited and BHP Billiton Plc filed a registration statement on Form F-3 (Registration No. 333-128770), as amended by Amendment No. 1, filed on November 15, 2005 and declared effective by the Securities and Exchange Commission on November 17, 2005, to register US$3 billion aggregate principal amount of debt securities and associated guarantees to be issued by BHP Billiton Finance (USA) Limited and guaranteed by BHP Billiton Limited and BHP Billiton Plc. On December 12, 2005, BHP Billiton Finance (USA) Limited sold US$1.35 billion aggregate principal amount of debt securities and associated guarantees pursuant to the registration statement.

BHP Billiton Finance (USA) Limited, BHP Billiton Limited and BHP Billiton Plc are filing this Amendment No. 2 to remove from registration the US$1.65 billion aggregate principal amount of debt securities and associated guarantees that remain unsold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BHP Billiton Plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia on March 12, 2007.

BHP BILLITON PLC

By:	/s/ Nigel Chadwick
Name:	Nigel Chadwick
Title:	Group Financial Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 12, 2007.

Signature	Title

* Don R. Argus	Chairman

* David A. Jenkins	Director

* John M. Schubert	Director

* David C. Brink	Director

* David A. Crawford	Director

* John G. Buchanan	Director

* Christopher J. Lynch	Director

* Carlos Cordeiro	Director

* Charles W. Goodyear	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Alexandre Vanselow Alexandre Vanselow	Chief Financial Officer (Principal Financial and Accounting Officer)

* Earl K. Moore	(Authorized Representative in the United States)

*By:	/s/ Nigel Chadwick
Nigel Chadwick Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BHP Billiton Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia on March 12, 2007.

BHP BILLITON LIMITED

By:	/s/ Nigel Chadwick
Name:	Nigel Chadwick
Title:	Group Financial Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 12, 2007.

Signature	Title

* Don R. Argus	Chairman

* David A. Jenkins	Director

* John M. Schubert	Director

* David C. Brink	Director

* David A. Crawford	Director

* John G. Buchanan	Director

* Christopher J. Lynch	Director

* Carlos Cordeiro	Director

* Charles W. Goodyear	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Alexandre Vanselow Alexandre Vanselow	Chief Financial Officer (Principal Financial and Accounting Officer)

* Earl K. Moore	(Authorized Representative in the United States)

*By:	/s/ Nigel Chadwick
Nigel Chadwick
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BHP Billiton Finance (USA) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia on March 12, 2007.

BHP BILLITON FINANCE (USA) LIMITED

By:	/s/ Nigel Chadwick
Name:	Nigel Chadwick
Title:	Group Financial Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 12, 2007.

Signature	Title

/s/ Alexandre Vanselow Alexandre Vanselow	Director & Principal Executive, Financial & Accounting Officer

* Willem J. Murray	Director

* Trevor Boyle	Director

* Earl K. Moore	(Authorized Representative in the United States)

*By:	/s/ Nigel Chadwick
Nigel Chadwick Attorney-in-fact